UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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☒	Soliciting Material Pursuant to §240.14a-12

Scientific-Atlanta, Inc.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Scientific-Atlanta, Inc.

Commission File No.: 001-05517

The following is a letter sent on November 18, 2005 to employees of Scientific-Atlanta, Inc. relating to the proposed merger between Cisco Systems, Inc. and Scientific-Atlanta, Inc. announced on November 18, 2005. The letter was sent via electronic mail on behalf of John Chambers, President and Chief Executive Officer of Cisco Systems, Inc.

Cisco Systems, Inc 170 West Tasman Drive San Jose, CA 95134-1706 Phone: 408 526-4000 Fax: 408 526-1400 http://www.cisco.com

November 18, 2005

Dear Scientific-Atlanta Employee:

It is with great pleasure that we announce today the intent to make Scientific-Atlanta a part of Cisco Systems. On successful completion of this acquisition, it is our intention that Scientific-Atlanta employees will become a new division of Cisco’s Routing and Service Provider Technology Group.

I want to take this opportunity to discuss the reasons for this partnership and try to answer some of the questions that may be foremost in your mind.

We recognize the value of your technology, your product, and most importantly, your experience and expertise. Your efforts and accomplishments have not gone unnoticed. Your commitment to results, regardless of the challenges, is consistent with Cisco’s culture.

As the industry leader in end to end video solutions, Scientific-Atlanta will become an integral part of Cisco’s service provider strategy and your contributions will be a determining factor on our ability to execute on our promises.

Cisco is proud to have a corporate culture and organizational structure that promotes decentralization, encourages decisions at the team level, and rewards outstanding individual contributions. In short, we are a large company with a true entrepreneurial spirit.

Enclosed in this package are various pieces of information, which we hope will help you learn more about Cisco and address some of your immediate concerns. While we may not have the answers to all of your questions right away, we do encourage you to raise questions and issues so that we may address them promptly. We encourage candid communication at all times, which is an important part of Cisco culture.

We at Cisco are looking forward with great anticipation to this partnership and to our mutual successes ahead.

Sincerely,

/S/ JOHN CHAMBERS

John Chambers

President and CEO

Cisco Systems

Forward-Looking Statements

This letter contains forward-looking statements that are subject to risks, uncertainties and other factors that could be deemed forward-looking statement and could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of integration plans are forward-looking statements. Risks, uncertainties and assumptions include those described in the joint press release announcing our proposed acquisition of Scientific-Atlanta and in Cisco’s SEC reports (including but not limited to its most recent Form 10-K filed with the Securities and Exchange Commission on September 19, 2005 and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.

Additional Information and Where to Find It

Scientific-Atlanta has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the shareholders of Scientific-Atlanta. Scientific-Atlanta’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Scientific-Atlanta. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Scientific-Atlanta by going to Scientific-Atlanta’s Investor Relations page on its corporate website at www.scientificatlanta.com.

Scientific-Atlanta and its officers and directors may be deemed to be participants in the solicitation of proxies from Scientific-Atlanta’s shareholders with respect to the acquisition. Information about Scientific-Atlanta executive officers and directors and their ownership of Scientific-Atlanta common stock is set forth in the proxy statement for the Scientific-Atlanta 2005 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Scientific-Atlanta and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.